 EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contacts:	Kipp A Bedard	Daniel Francisco
	Investor Relations	Micron Technology, Inc.
	1-208-368-4465	1-208-368-5584
	kbedard@micron.com	dfrancisco@micron.com

Yukio Sakamoto, Elpida Trustee Nobuaki Kobayashi, Elpida Trustee, Attorney-at-Law Takao Adachi, Director and Executive Officer, Elpida Public Relations +81-3-3281-1500

MICRON AND ELPIDA ANNOUNCE SPONSOR AGREEMENT

Micron Increases Global Scale and Enhances Mobile Portfolio with Elpida’s Technology,
Micron Also to Acquire Rexchip Shares from Powerchip

BOISE, Idaho and TOKYO, July 2, 2012 – Micron Technology, Inc. (NASDAQ: MU) (“Micron”) and Elpida Memory, Inc.’s (“Elpida”) trustees announced today that the parties have signed a definitive sponsor agreement for Micron to acquire and support Elpida. The agreement has been entered into in connection with Elpida’s corporate reorganization proceedings conducted under the jurisdiction of the Tokyo District Court.

Under the agreement, 200 billion Yen (approximately USD $2.5 billion assuming 80 Yen/USD) total consideration, less certain reorganization proceeding expenses, will be used to satisfy the reorganization claims of Elpida’s secured and unsecured creditors. Micron will acquire 100 percent of the equity of Elpida for 60 billion Yen (approximately USD $750 million) to be paid in cash at closing. In addition, 140 billion Yen (approximately USD $1.75 billion) in future annual installment payments through 2019 will be paid from cash flow generated from Micron’s payment for foundry services provided by Elpida, as a Micron subsidiary. As a result of these payments, all pre-petition debt obligations of Elpida will be fully discharged under the corporate reorganization proceedings. The agreement also calls for Micron to provide certain financing support for Elpida capital expenditures, subject to specified conditions, and to maintain Elpida’s operations and employees.

In a related transaction, Micron also announced today a separate agreement with Powerchip Technology Corporation, a Taiwanese corporation, and certain of its affiliates to acquire the Powerchip group’s 24 percent share of Rexchip Electronics Corporation for approximately 10 billion NTD (approximately USD $334 million assuming 30 NTD/USD).

Elpida’s assets include a 300 millimeter (mm) DRAM fabrication facility located in Hiroshima, Japan; an approximate 65 percent ownership interest in Rexchip, whose assets include a 300mm DRAM fabrication facility located in Taiwan; and an assembly and test facility located in Akita, Japan. Together with the Rexchip shares acquired from Powerchip, Micron will control approximately 89 percent of Rexchip’s outstanding shares. The fab assets of Elpida and Rexchip together can produce more than 200,000 300mm wafers per month, which would represent an approximate 50 percent increase in Micron’s current manufacturing capacity.

Using its advanced technologies, Elpida has built a strong presence in Mobile DRAM, targeting mobile phones and tablets. Micron is a leader in delivering enterprise DRAM solutions for networking and servers as well as offering a wide product portfolio in NAND and NOR. Combining the two complementary product portfolios will further strengthen Micron’s position in the memory market and enable it to provide customers with an even more complete set of high-quality solutions.

“We are creating the industry-leading pure-play memory company,” said Micron CEO Mark Durcan. “Today’s transactions will help strengthen the combined companies’ market position in the memory industry through increased research and development and manufacturing scale; improved access to core memory market segments; and additional wafer capacity to balance among DRAM, NAND and NOR memory solutions for the ultimate benefit of Micron and Elpida customers.”

“Micron’s sponsorship of Elpida will enable stable payment of creditor claims and help to streamline approval of the reorganization plan by the creditors and the Tokyo District Court.  Joining with Micron also delivers a clear advantage for Elpida’s customers, suppliers and employees,” said Yukio Sakamoto, co-trustee of Elpida. “The transaction is a strong testament to the value of Elpida’s technologies, products and people, and it will result in a combined organization that can best serve customers with broader memory solutions, strength and scale.”

The transactions are subject to certain conditions, including approval by Elpida creditors, the Tokyo District Court, and other customary antitrust approvals. Elpida’s reorganization plan is currently anticipated to be submitted to the Tokyo District Court for approval in August 2012. The transactions are expected to close in the first half of calendar 2013. Micron’s purchase of the Powerchip group’s Rexchip shares will occur upon close of the Elpida transaction.

Elpida filed a petition for commencement of Corporate Reorganization Proceedings with the Tokyo District Court under the Corporate Reorganization Act of Japan on Feb. 27, 2012.

Conference Call Details
Micron will host a conference call today at 6:00 a.m. MDT to discuss the transaction. The call, audio and slides will be available online at http://investors.micron.com/events.cfm. A webcast replay will be available on the company’s web site until July 9, 2013. Information regarding the taped audio replay of the conference call will also be available on www.micron.com beginning at 9:00 a.m. MDT.

About Elpida
Elpida Memory, Inc. is a leading manufacturer of Dynamic Random Access Memory (DRAM) integrated circuits. The company's design, manufacturing and sales operations are backed by world class technological expertise. Its 300mm manufacturing facilities, consisting of its Hiroshima Plant and a Taiwan-based joint venture, Rexchip Electronics, utilize the most advanced manufacturing technologies available. Elpida's portfolio features such characteristics as high-density, high-speed, low power and small packaging profiles. The company provides DRAM solutions across a wide range of applications, including personal computers, servers, mobile devices and digital consumer electronics. More information can be found at http://www.elpida.com.

About Micron
Micron Technology, Inc., is one of the world's leading providers of advanced semiconductor solutions. Through its worldwide operations, Micron manufactures and markets a full range of DRAM, NAND and NOR flash memory, as well as other innovative memory technologies, packaging solutions and semiconductor systems for use in leading-edge computing, consumer, networking, embedded and mobile products. Micron’s common stock is traded on the NASDAQ under the MU symbol. To learn more about Micron Technology, Inc., visit www.micron.com.
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Micron and the Micron orbit logo are trademarks of Micron Technology, Inc. All other trademarks are the property of their respective owners.

This press release contains forward-looking statements regarding future events that involve risks and uncertainties. For example, statements related to the strategic rationale for and expected benefits from the transactions, the financial and operational performance of the combined business, the expected scale and synergies to be realized, the customer base, product offerings and position of the combined business in the memory industry, and the expected timing of key milestones, are all forward-looking statements. Various factors could cause actual events or results to differ materially from those anticipated by the forward-looking statements. These factors include the possibility that the transactions do not close when expected or at all, or that we may be required to modify aspects of the transactions to achieve regulatory approval; that we are unable to successfully hedge against foreign currency rate fluctuations associated with transaction payments, or that such fluctuations adversely impact our consolidated results of operations; that we are unable to maintain customers, successfully execute our integration strategies, or achieve planned synergies; that we are unable to accurately forecast the anticipated financial results of the combined business; that our consolidated financial condition may be adversely impacted by the increased leverage resulting from the transactions; that future payment obligations arising out of the transactions will not be met; that the combined business is unable to compete successfully in the highly competitive and rapidly changing memory market; that we are unable to retain employees that are key to the operations of the combined business; that we are unable to identify and realize future consolidation and growth opportunities; and other factors that are disclosed in our most recent Form 10-K and Form 10-Q including in the Risk Factors section under the headings “Debt obligations could adversely affect our financial condition” and “We may make future acquisitions and/or alliances, which involve numerous risks.” These documents contain and identify important factors that could cause the actual results for Micron on a consolidated basis to differ materially from those contained in our forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.